Exhibit 99.5

           (Text of graph posted to Ashland Inc.'s website concerning
                  Ashland Specialty Chemical Company's revenue)


                 ASCC Revenue - Net Monthly Sales ($, millions)

                                 2000         2001        2002        2003
                                 ----         ----        ----        ----

              January            98.8        101.1        96.1       101.7
              February          106.9         98.4       103.8       110.7
              March             116.8        104.6       100.1       113.5
              April             105.8         99.9       114.0       119.5
              May               109.6        103.4       114.7       116.8
              June              111.6        114.9       111.6
              July              101.8        106.8       111.0
              August            112.1        106.8       115.5
              September         105.8        101.2       111.9
              October           108.6        112.6       118.7
              November          104.2        105.0       108.9
              December           97.8         94.1       105.3


             ASCC - 12 Month Net Sales Rolling Average ($, millions)

                                 2000         2001        2002        2003
                                 ----         ----        ----        ----

              January           106.1        106.8       103.7       109.8
              February          106.8        106.1       104.1       110.3
              March             107.3        105.1       103.7       111.5
              April             106.9        104.6       104.9       111.9
              May               107.5        104.1       105.8       112.1
              June              107.7        104.4       105.6
              July              107.4        104.8       105.9
              August            107.2        104.4       106.6
              September         106.9        104.0       107.5
              October           107.2        104.3       108.0
              November          107.1        104.4       108.4
              December          106.7        104.1       109.3